EXHIBIT 99.5

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution by Integrated Electrical Services, Inc. (the “Company”) to the holders of record of common stock, par value $0.01 (the “Common Stock”), of the Company, as of 5:00 p.m., New York City time, on July 7, 2014, at no charge, of non-transferable subscription rights (the “Rights”) to purchase shares of Common Stock at a price of $5.20 per share (the “Rights Offering”). Each Right gives the holder thereof the right to purchase from the Company 0.214578135 shares of Common Stock (the “Basic Subscription Right”) at a subscription price of $5.20 per share (the “Subscription Price”). In addition, holders who purchase all of the shares of Common Stock available to them pursuant to their Basic Subscription Rights may also choose to subscribe (the “Over-Subscription Privilege”), at the same Subscription Price of $5.20 per share, for a portion of any shares of Common Stock that other holders do not purchase through the exercise of their Basic Subscription Rights (the “Over-Subscription Shares”). Fractional shares or cash in lieu of fractional shares will not be issued in the Rights Offering. Instead, fractional shares resulting from the exercise of Basic Subscription Rights or the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on             , 2014, the              business day prior to July 29, 2014, the scheduled expiration date of the Rights Offering.

This will instruct you, as nominee, whether to exercise Rights held by you to purchase shares of Common Stock for the account of the undersigned pursuant to the terms of the Rights Offering and subject to the conditions set forth in the Prospectus, dated [            ], 2014 (the “Prospectus”), and the related “Instructions for Use of Integrated Electrical Services, Inc. Subscription Rights Certificate.”

Box 1. ☐	Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐	Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

Basic Subscription Rights

The undersigned elect(s) to exercise:		x	0.214578135	=
	(Number of Rights)		(Subscription Ratio)		(Number of Shares, rounded down to the nearest whole Share)

Therefore, I apply for:		x	$5.20	=
	(Number of Shares)		(Subscription Price)		(Payment Enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Rights, you may subscribe for a portion of any Over-Subscription Shares, provided that the number of Over-Subscription Shares for which you may subscribe may not exceed the number of shares of Common Stock for which you have subscribed pursuant to your Basic Subscription Rights above.

The undersigned elect(s) to exercise:		x	$5.20	=
	(Number of Over-Subscription Shares Subscribed For)		(Subscription Price)		(Payment Enclosed for Over-Subscription Privilege)

Total Payment Required:		+		=
	(Payment Enclosed for Basic Subscription Rights)		(Payment Enclosed for Over-Subscription Privilege)		(Total Payment Enclosed)

Box 3. ☐	Payment in the following amount is enclosed $ .

Box 4. ☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be Deducted:

The total of the amounts reflected in Box 3 and 4 must equal the “Total Payment Enclosed” reflected under Box 2 above.

I (we) on my (our) behalf, or on behalf of any person(s) on whose behalf, or under whose direction, I am (we are) signing this form:

☐	represent and warrant that I am a (we are) resident(s) of the United States of America or, if I am (we are) not, I (we) have provided evidence satisfactory to Integrated Electrical Services, Inc., that the exercise of my (our) Rights does not violate the laws of my (our) jurisdiction;

☐	irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms and subject to the conditions set forth in the Prospectus;

☐	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available under law.

Name(s):

Signature(s):

Address(es):

Telephone Numbers(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Please also provide the following information:

Name:

Capacity:

Address (including Zip Code):

Address (including Zip Code):